  Exhibit 10.5

KNOW LABS, INC.

FORM OF SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this "Agreement") dated __________________________ , is between ___________________________________ (the "Subordinated Creditor"), and Clayton Struve ("Senior Creditor").

Recitals

A. Subordinated Creditor is purchasing a certain Subordinated Convertible Note of even date hereof (the “Note”) from Know Labs, Inc., a Nevada corporation (the "Company") pursuant to that certain Securities Purchase Agreement dated as of the date hereof between the Company and Subordinated Creditor (the “Securities Purchase Agreement”). All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Securities Purchase Agreement.

B. Senior Creditor has previously provided loans to the Company in the aggregate amount of $1,071,000 (the “Senior Loan”).

C. As a condition to purchasing the Note, Subordinated Creditor has agreed to subordinate the Note and related obligations to Subordinated Creditor (the "Subordinated Debt") to all of the Company’s indebtedness and obligations to Senior Creditor (the "Senior Debt").

THE PARTIES AGREE AS FOLLOWS:

1. All Subordinated Debt payments are subordinated to Senior Creditor's right to full payment and performance of the Senior Debt and all of the Company's other obligations to Senior Creditor existing now or later, together with collection costs, including attorneys' fees, and including any interest accruing after any Bankruptcy Event.

2.
Subordinated Creditor will not:

a) demand or receive from the Company (and the Company will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise, which may now or hereafter be owing by the Company to Subordinated Creditor, or

b) accelerate the Subordinated Debt, or begin to or participate in any action against the Company with respect to such Subordinated Debt, until all the Senior Debt is paid, or

c) assign any of the Subordinated Debt or any collateral security therefore without notice to or consent of Senior Creditor and unless assigned pursuant to an assignment made expressly subject to this Agreement.

This does not prohibit each such Subordinated Creditor from converting any Subordinated Debt into equity securities of the Company or exercising any rights as a stockholder of the Company.

3. Subordinated Creditor must deliver to Senior Creditor, in the form received, any payment, distribution, security, or proceeds it receives on the Subordinated Debt other than according to this Agreement.

4. These provisions remain in full force and effect, despite any Bankruptcy Event, and Senior Creditor's claims against the Company and the Company's estate will be fully paid before any payment is made to any Subordinated Creditor with respect to the Subordinated Debt.

5. Until the Senior Debt is paid, Subordinated Creditor irrevocably appoints Senior Creditor as its attorney-in-fact, with power of attorney with power of substitution, in each such Subordinated Creditor's name or in Senior Creditor's name, for Senior Creditor's use and benefit without notice to each such Subordinated Creditor, to do the following in the case of any Bankruptcy Event involving the Company:

a) file any claims for the Subordinated Debt for Subordinated Creditor if such Subordinated Creditor does not do so at least thirty (30) days before the time to file claims expires; and

b) accept or reject any plan of reorganization or arrangement for Subordinated Creditor and vote Subordinated Creditor's claims in respect of the Subordinated Debt in any way it chooses.

6. Subordinated Creditor will immediately place a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. No amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Senior Creditor has in the Company's property.

7. This Agreement shall be binding upon Subordinated Creditor, its successors, or assigns, and shall inure to the benefit of and be enforceable by each Senior Creditor and its successors or assigns.

8. This Agreement shall terminate upon the date on which the Senior Debt shall have been paid in full.

9. Senior Creditor may administer and manage its credit and other relationships with the Company in its own best interest, without notice or consent of Subordinated Creditor. At any time and from time to time, Senior Creditor may enter into any amendment or agreement with the Company as Senior Creditor may deem proper.

All conditions, covenants, duties, and obligations contained in this Agreement can be waived only by written agreement. Forbearance or indulgence in any form or manner by party shall not be construed as a waiver, nor in any way limit the remedies available to that party.

11. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

12. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

13. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada without regard to the conflicts of law rules of such state. The parties hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of the courts sitting in Las Vegas, Nevada and any appellate court from any thereof, in respect of actions brought against it in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14. If there is an action to enforce the rights of a party under this Agreement, the party prevailing will be entitled, in addition to other relief, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in the action.

(signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

SUBORDINATED CREDITOR:

By: ___________________________
Name:
Title (if applicable):

[Signature page to Know Labs, Inc. Subordination Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

AGREED AND ACKNOWLEDGED:

KNOW LABS, INC.

By: ___________________________
Name: Ronald P. Erickson
Title: Chairman

By: ___________________________
Name: Phillip A. Bosua
Title: Chief Executive Officer

[Signature page to Know Labs, Inc. Subordination Agreement]